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EXHIBIT 32

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

  Re:
  Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Eastern American Natural Gas Trust (the "Trust") on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust at the dates and for the periods presented.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

The Bank of New York Mellon Trust Company, N.A., Trustee, Trustee for Eastern American Natural Gas Trust
	By:	/s/ MIKE ULRICH Vice President The Bank of New York Mellon Trust Company, N.A.
Date: November 9, 2009

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  EXHIBIT 32